CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the use in this Registration Statement of Index Oil and Gas Inc., of our May 24, 2006 report relating to the proved oil and gas reserves of Index Oil & Gas Inc., to the use of the information derived from such reports to the reference of our firm as an expert and to all other references of our firm included in this Registration Statement on Form SB-2.

ANCELL ENERGY CONSULTING, INC.

By: /s/ Kevin L. Ancell P.E.

Kevin L. Ancell
Professional Engineer

Houston, Texas
October 11, 2006